Exhibit 99.1

Secured Digital Awarded $16.0 Million GPS Personal and Vehicle Tracker
                               Contract

    NEW YORK, NY--(BUSINESS WIRE)--October 30, 2007--Secured Digital Applications, Inc. (OTCBB:SDGL) today announced that the Company and Collier Consulting Inc. have entered into an agreement for the sale, marketing and administration of its EyStar GPS Personal and Vehicle Tracker to automotive dealers across the United States through National Automotive Experts. The anticipated revenue from the contract is $16.0 million with the first delivery of the product expected in the first quarter of 2008.

    The pocket-size EyStar GPS operates under the worldwide GSM/GPRS network and uses a high sensitivity GPS receiver for near-indoor tracking featuring quad-bands (850/900/1800/1900 MHz). It can be used as an emergency cellular phone with speed dialing for two-way voice communication, and to place a silent call to an emergency number or police using a digital voice and text to report location, date and time. Any navigation or Google Earth map can be used for the tracking.

    The EyStar GPS can operate in both SMS and GPRS modes. This gives EyStar GPS the ability to transmit its position as a text message or it can be monitored in real-time via the Internet. The EyStar GPS has a unique Geo-Fence feature that can trigger an alert when the device enters or exits a pre-defined area. In addition to using the EyStar GPS to track individual vehicles, other potential uses include fleet management, and the tracking of school children or personal assets. The EyStar GPS has a built-in capability where normal GPS is unable to do so. It is well-suited for location-based service providers and system integrators interested in providing affordable personal vehicle monitoring services to a broad range of subscribers. It is compatible with all automobiles, domestic and import, presently represented in the United States.

    National Automotive Experts (www.nationalautomotiveexperts.com) is an industry leader in offering after-market revenue producing products to new and used automotive dealers. With access to over 800 agents across the United States, National Automotive Experts presents an extremely strong, proven marketing base for the distribution of Secured Digital's products. Kelly Price, Executive Director of National Automotive Experts stated, "There is a high demand for a product with the technology and benefits to the consumer that the EyStar GPS delivers. We feel that the timing is perfect to introduce this product into the automotive marketplace and we are confident that this product will be well received throughout the industry."

    Ron Collier, Vice President of Collier Consulting stated, "This contract has opened a broad opportunity for Secured Digital to utilize its RFID and GPS telemetry technologies in the high growth automotive industry. The EyStar GPS Personal and Vehicle Tracker provides a high quality revenue producing product that automotive dealers will be able to sell through their business offices and parts and accessory departments. We believe that this is a major step in introducing Secured Digital's technology and products to this industry and are very excited about the revenue potential that these products possess."

    "This contract is a result of Collier Consulting's ability to tap its broad business network" stated Patrick Lim, Chairman and CEO of Secured Digital. "We hope that this contract will be a precursor to other RFID and business process outsourcing value-added related contracts from the U.S."

    About Secured Digital Applications, Inc.:

    Secured Digital Applications, Inc. ("SDGL" or the "Company") is a global provider of Business Process Outsourcing ("BPO") services and systems integrator for Radio Frequency Identification ("RFID") and Global Positioning System ("GPS") enabled tracking applications. The Company's BPO services include online financial accounting services integrated with RFID enabled documents, people, inventory and asset tracking applications, and multimedia content production. The Company's media production includes content for television, the Internet and multimedia presentations. The Company also develops and implements solutions for smarthome and biometric security. The Company's current target market for its products and services include customers from the United States, Asia and Australia. The Company's BPO services offer a "best in class" option for its clients which allow SDGL the opportunity to create a long-term strategic partnership. All of the Company's services are comprehensive and fully managed, and afford the Company's clients the time to focus on their core business while maximizing the efficiency of their overall business. For more information, please visit www.digitalapps.net, www.eystar.com and www.sdawmedia.com. Information on our websites does not comprise a part of the press release.

    About Collier Consulting Inc.

    Collier Consulting (www.collierconsultingglobal.com) is a premier technology based management consulting firm. Collier Consulting's core services include consulting, logistics and a broad band of marketing services related to the automotive industry. In addition, Collier Consulting provides consulting and business support services to local, state and federal clients. Collier Consulting provides government contract support services to the U.S. military that include marketing, project management, organization and strategy resource development, and logistics.

    Safe Harbor Statement:

    Information contained in this press release includes forward-looking statements and information that is based on beliefs of, and information currently available to, management, as well as estimates and assumptions made by management. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "is expected", "intends", "may", "will", "should", "anticipates", "plans" or the negative thereof. These forward looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Such risks and uncertainties include but are not limited to: economic downturns; failure to achieve anticipated short- and long-term financial benefits from our business; failure to achieve market demand and acceptance for our products and services in the United States and elsewhere; our ability to obtain financing on terms acceptable to us to finance our business and growth strategy; failure to secure and protect exclusive intellectual property rights in our technology; and failure of our integrated Radio Frequency Identification accounting system to be deployed and function effectively. The Company does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission. Investors should carefully consider the preceding information before making an investment in the common stock of the Company.


    CONTACT: Stephen Jones, Newport Capital Consultants, 972-712-1039 esjones1@aol.com